Exhibit 99.1

INVESTOR CONTACT:
Endologix, Inc.
Vaseem Mahboob, CFO
(949) 595-7200

Endologix Reports First Quarter 2020
Financial Results

IRVINE, Calif., May 11, 2020 - Endologix, Inc. (the “Company”) (NASDAQ: ELGX), a developer and marketer of innovative treatments for aortic disorders, today announced its financial results for the first quarter ended March 31, 2020. The Company’s financial results are preliminary and subject to any adjustments that may occur following the completion of the quarterly review of the Company’s financial statements by its independent auditor.

Global revenue in the first quarter of 2020 was $28.51 million, a 19.9% decrease from $35.61 million in the first quarter of 2019.

“Our first quarter results were impacted by the deferral of AAA procedures related to the COVID-19 pandemic,” commented John Onopchenko, Chief Executive Officer of Endologix, Inc. “We are confident that these deferred procedures will be rescheduled once hospitals widen the criteria for treating AAA patients from today's 'emergent only' standard. As we navigate this pandemic, our top priority remains the safety of our employees as well as the patients, surgeons, and affiliated caregivers that we serve. As hospitals resume a more normalized level of care, we are also focused on ensuring the continued availability of products to patients in need. We are taking the necessary actions to prepare for a return to pre-pandemic procedure volume and to provide necessary case support and ongoing execution of our continuous improvement mandate.”

Financial Results
U.S. revenue in the first quarter of 2020 was $18.6 million, a 18.2% decrease from $22.8 million in the first quarter of 2019.

International revenue in the first quarter of 2020 was $9.9 million, a 22.9% decrease from $12.8 million in the first quarter of 2019. On a constant currency basis, international revenue decreased 21.1% compared to the first quarter of 2019.

Gross profit was $15.1 million in the first quarter of 2020, representing a gross margin of 53.1%. This compares to a gross profit of $23.2 million, or a gross margin of 65.2%, in the first quarter of 2019.
Gross profit in the first quarter of 2020 was negatively impacted by unfavorable variances associated with lower revenue.

Total operating expenses in the first quarter of 2020 were $31.3 million, a 11.0% decrease from $35.2 million in the first quarter of 2019. Operating expenses in the first quarter of 2019 included $0.4 million of costs associated with restructuring. Excluding these items, operating expenses decreased 9.9% compared to the first quarter of 2019.

Net Loss for the first quarter of 2020 was $18.1 million, or $(0.90) per share, compared to a Net Loss of $22.0 million, or $(2.12) per share, a year ago. Adjusted Net Loss (non-GAAP measure, defined below) totaled $16.2 million, compared to an Adjusted Net Loss of $11.7 million for the first quarter of 2019. Adjusted EBITDA loss (non-GAAP measure, defined below) totaled $13.2 million for the first quarter of 2020, compared to Adjusted EBITDA loss of $7.6 million a year ago.

Total cash, cash equivalents, and restricted cash were $42.2 million as of March 31, 2020, compared to $42.8 million as of December 31, 2019. The March 31, 2020 balance included $10.5 million outstanding under the Company's revolving credit facility with certain affiliates of Deerfield Management Company, L.P.

Fiscal Year 2020 Financial Guidance
The Company believes that COVID-19 pandemic will continue to have a negative impact on its financial results and business operations. Due to the uncertainty surrounding the magnitude of COVID-19’s spread and evolution, as well as the present inability to accurately forecast the ultimate impact to the Company’s operations and financial results, management has withdrawn the Company’s previously issued financial guidance for 2020 and will not be providing financial guidance at this time.

Conference Call Information
The Company's management will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to discuss its first quarter 2020 results.

To participate in the conference call, dial 800-263-0877 (domestic) or +1 323-794-2094 (international) and refer to the passcode 4426442.

This conference call will also be webcast and can be accessed from the “Investors” section of the Company’s website at www.endologix.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Monday, May 11, 2020, until 11:59 p.m. ET on Monday, May 18, 2020. To hear this recording, dial 844-512-2921 (domestic) or +1 412-317-6671 (international) and enter the passcode 4426442.

About Endologix, Inc.
The Company develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is in endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once an AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. For more information, visit www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has a CE Mark and is an investigational device in the United States. The Ovation Alto® System has obtained FDA approval in the United States and is presently an investigational device in the EU.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding the impact of COVID-19 on the Company’s operations and financial results, the rescheduling of deferred procedures, the normalizing of healthcare services, the Company’s preparedness for a return to pre-pandemic procedure volume and related case support, the Company’s ability to maintain compliance with its covenants under its debt arrangements, and the Company’s confidence that continued execution and commitment to its culture of accountability will enable it to achieve, profitable, long-term growth; accuracy of which are necessarily subject to risks and uncertainties that may cause the Company’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include the scope and duration of the COVID-19 pandemic, the cancellation of deferred procedures, continued market acceptance, endorsement and use of the Company’s products, the Company’s continued compliance with its financial covenants and other operating restrictions under its lending facilities, the Company’s ability to access the capital markets on terms acceptable to it or at all, the Company’s abilities to service its indebtedness and to satisfy and discharge its indebtedness as such indebtedness comes due, the success of clinical trials relating to the Company’s products, product research and development efforts, uncertainty in the process of obtaining and maintaining regulatory approval for the Company’s products, the Company's ability to protect its intellectual property rights and proprietary technologies, the Company’s ability to retain its key executive, sales and other personnel, and other economic, business, competitive, and regulatory factors. Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company's business and industry and are based on information available as of the time such statements are made. The forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Discussion of Non-GAAP Financial Measures
The Company’s management believes that the non-GAAP measures of (1) “Adjusted Net Income (Loss)” and (2) “Adjusted EBITDA” enhance an investor’s overall understanding of the Company’s financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. These measures, when used in conjunction with related financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations. The Company’s management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Furthermore, these measures are not intended to be liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate these measures differently than the Company does, limiting their usefulness as comparative measures. The Company intends to calculate these non-GAAP financial measures in a consistent manner from period to period. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measures has been provided under the heading “Non-GAAP Reconciliations” in the financial statement tables attached to this press release.

Adjusted Net Income (Loss) Definition:
(1) “Adjusted Net Income (Loss)” is a non-GAAP measure defined by the Company as net income (loss) under GAAP, excluding (to the extent relevant in a particular reporting period): (i) restructuring and other transition costs; (ii) contract termination, product withdrawal and business acquisition expenses; (iii) legal settlement costs; (iv) business development expenses, including licensing costs related to research and development activities; (v) inventory step-up amortization; (vi) interest expense; (vii) foreign currency loss (gain); (viii) fair value adjustment to Nellix® contingent consideration liability; (ix) fair value adjustment of derivative liabilities; and (x) loss on debt extinguishment.

In the three months ended March 31, 2020 and 2019, this GAAP adjustment to net loss specifically represents: (i) restructuring and other transition costs; (ii) contract termination, product withdrawal and business acquisition expenses; (iii) interest expense; (iv) foreign currency loss (gain); (v) fair value adjustment to Nellix® contingent consideration liability; (vi) fair value adjustment of derivative liabilities; and (vii) loss on debt extinguishment.

Adjusted EBITDA Definition:

(2) “Adjusted EBITDA” is a non-GAAP measure defined by the Company as “Adjusted Net Income (Loss)” excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

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Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
Unaudited
(In thousands, except per share amounts)

	Quarter Ended
	March 31,
	2020	2019
Revenue
U.S.	$18,629	$22,786
International	9,881	12,820
Total Revenue	28,510	35,606
Cost of goods sold	13,378	12,407
Gross profit	15,132	23,199
Gross margin
Operating expenses:
Research and development	3,536	4,787
Clinical and regulatory affairs	3,165	3,785
Marketing and sales	14,496	16,786
General and administrative	10,119	9,416
Restructuring costs	—	419
Total operating expenses	31,316	35,193
Loss from operations	(16,184)	(11,994)
Other expense, net	(11,649)	(8,172)
Change in fair value of contingent consideration related to acquisition	300	200
Loss on debt extinguishment	(730)	—
Change in fair value of derivative liabilities	10,175	(2,023)
Total other expense, net	(1,904)	(9,995)
Net loss before income taxes	(18,088)	(21,989)
Income tax expense	(28)	(39)
Net loss	$(18,116)	$(22,028)

Comprehensive loss, net of taxes:
Net loss	$(18,116)	$(22,028)
Other comprehensive income (loss) foreign currency translation	748	(598)
Comprehensive loss	$(17,368)	$(22,626)

Basic and diluted net loss per share	$(0.90)	$(2.12)
Shares used in computing basic and diluted net loss per share	20,067	10,374

Exhibit 99.1

Non-GAAP Reconciliations:

	Quarter Ended
	March 31,
	2020	2019
Net Loss to Adjusted Net Loss:
Net loss	$(18,116)	$(22,028)
Fair value adjustment to Nellix contingent consideration liability	(300)	(200)
Interest expense	10,527	8,490
Foreign currency (gain) loss	1,141	(400)
Restructuring and other transition costs	—	419
Fair value adjustment of derivative liabilities	(10,175)	2,023
Loss on extinguishment of debt	730	—
(1) Adjusted Net Loss	$(16,193)	$(11,696)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(16,193)	$(11,696)
Income tax expense	28	39
Depreciation and amortization expense	1,192	1,735
Stock-based compensation expense	1,733	2,362
(2) Adjusted EBITDA	$(13,240)	$(7,560)

Exhibit 99.1

ENDOLOGIX, INC.
CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$40,854	$41,560
Restricted cash	1,381	1,200
Accounts receivable, net of allowance for doubtful accounts of $1,596 and $1,317, respectively	18,951	22,392
Other receivables	298	282
Inventories	24,486	26,405
Prepaid expenses and other current assets	2,548	1,864
Total current assets	88,518	93,703
Property and equipment, net	12,473	13,152
Goodwill	120,783	120,814
Other intangible assets, net	72,086	72,603
Deposits and other assets	786	1,124
Operating lease right-of-use assets	5,707	5,768
Total assets	$300,353	$307,164
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,464	$14,024
Accrued payroll	21,870	18,232
Accrued expenses and other current liabilities	16,443	12,931
Current portion of debt	167,861	10,606
Revolving line of credit	10,519	—
Total current liabilities	229,157	55,793
Deferred income taxes	150	150
Operating lease liabilities	11,376	11,621
Derivative liabilities	—	940
Other liabilities	1,866	2,244
Contingently issuable common stock	200	500
Debt	4,281	172,060
Total liabilities	247,030	243,308
Commitments and contingencies
Stockholders’ equity:
Series DF-1 convertible preferred stock, $0.001 par value, 1,150,000 shares authorized, 14,649 shares issued and outstanding	—	—
Common stock, $0.001 par value, 170,000,000 shares authorized, 19,215,059 and 18,190,054 shares issued, respectively, and 19,097,506 and 18,098,464 shares outstanding, respectively	19	18
Treasury stock, at cost, 117,553 and 91,590 shares, respectively	(4,271)	(4,235)
Additional paid-in capital	737,599	730,729
Accumulated deficit	(682,588)	(664,472)
Accumulated other comprehensive income	2,564	1,816
Total stockholders’ equity	53,323	63,856
Total liabilities and stockholders’ equity	$300,353	$307,164